UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

Scienture Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 Austin Blvd.

Commack, NY 11725

(Address of Principal Executive Offices)

(631) 670-6039

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Scienture Holdings, Inc. (the “Company”) issued 10% original issue discount secured convertible debentures (the “Debentures”) to Arena Finance Markets, LP and Arena Special Opportunities III LP (the “Arena Investors”) on November 25, 2024.

On October 3, 2025, the Company entered into a letter agreement (the “Agreement”) with the Arena Investors whereby the Company and the Arena Investors agreed to amend Section 4(b) of the Debentures. Specifically, the Company and the Arena Investors agreed to revise the conversion price of the Debentures to $2.4861 per share. In addition, each of the Arena Investors agreed to convert the remaining amounts owed by the Company under the Debentures into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) in accordance with the revised terms of the Debentures (the “Full Conversion”).

Pursuant to the Agreement, upon the Full Conversion, automatically and without any further action on the part of the Company or the Arena Investors: (i) all Obligations (as defined in the Security Agreement dated November 25, 2024, by and among the Company and the Arena Investors) under the Transaction Documents (as defined in the Securities Purchase Agreement dated November 22, 2024, by and among the Company and the Arena Investors (the “Purchase Agreement”)) will be deemed paid and will be automatically and irrevocably released, satisfied and discharged in full (except those obligations of the Company under Section 5.10 of the Purchase Agreement and Section 7 of the Registration Rights Agreement dated November 25, 2024, by and among the Company and the Arena Investors); (ii) the Debentures and all other Transaction Documents will be terminated; (iii) all security interests, pledges and other liens of every type at any time granted to or held by the Arena Investors as security for the Obligations or under any Transaction Document will be terminated and automatically and irrevocably released without further action by the Arena Investors; and (iv) neither of the Arena Investors will have any obligation to make any credit extensions or financial accommodations to the Company or any other obligations, duties, or responsibilities in connection therewith.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated October 2, 2025, by and among the Company, Arena Finance Markets, LP, and Arena Special Opportunities III LP
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Dr. Narasimhan Mani
Dr. Narasimhan Mani
Co-Chief Executive Officer

Date: October 3, 2025